AMENDMENT NO. 3

To

PARTICIPATION AGREEMENT

By and Among

PACIFIC LIFE INSURANCE COMPANY

And

GE INVESTMENTS FUNDS, INC.

And

GE INVESTMENT DISTRIBUTORS, INC.

And

GE ASSET MANAGEMENT INCORPORATED

THIS AMENDMENT, effective as of June 1, 2014, amends that certain Participation Agreement dated as of December 1, 2008, as amended on November 20, 2009 and May 1, 2010 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.

WHEREAS, the parties hereto agree that the Company intends to add variable life Policies and Contracts to the Agreement that will offer Class 3 Shares of the Portfolio named in Schedule 3 of the Agreement;

WHEREAS, the parties hereto desire to update Schedules 1, 2, 3, 4, 5, 6 and 7 to reflect additional variable life Policies and Contracts that will offer Class 3 Shares of the Portfolio named in Schedule 3 to the Agreement; and

WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.

NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:

1.	Schedules 1, 2, 3, 4, 5, 6 and 7 to the Agreement are deleted in their entirety and replaced by Schedules 1, 2, 3, 4, 5, 6 and 7 attached hereto.

2.	This Amendment shall become effective on June 1, 2014.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Jose T. Miscolta

Name: Jose T. Miscolta

Title: Assistant Vice President

Attest: /s/ Brandon J. Cage

            Brandon J. Cage, Assistant Secretary

GE INVESTMENTS FUNDS, INC.

By: /s/ Jeanne M. LaPorta

Name: Jeanne M. LaPorta

Title: President

GE INVESTMENT DISTRIBUTORS, INC.

By: /s/ Maureen Mitchell

Name: Maureen Mitchell

Title: President

GE ASSET MANAGEMENT INCORPORATED

By: /s/ Jeanne M. LaPorta

Name: Jeanne M. LaPorta

Title: Senior Vice President and

          Commercial Operations Leader

Schedule 1

Registered Accounts

Name of Separate Account:	Date Established by Board of Directors:

Separate Account A of Pacific Life Insurance Company	September 7, 1994
Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company	November 30, 1989
Pacific Select Exec Separate Account of Pacific Life Insurance Company	May 12, 1998

Schedule 2

Unregistered Account

Name of Separate Account:	Date Established by Board of Directors:
Pacific COLI Separate Account	July 17, 1992
Pacific COLI Separate Account II	October 12, 1998
Pacific COLI Separate Account III	October 12, 1998
Pacific COLI Separate Account IV	July 8, 2008
Pacific COLI Separate Account V	July 8, 2008
Pacific COLI Separate Account VI	August 1, 2014
Pacific COLI Separate Account X	August 1, 2014
Pacific COLI Separate Account XI	August 1, 2014
Separate Account I	August 9, 2007

Schedule 3

Name(s) of Portfolio

GE Investments Funds, Inc.:

Total Return Fund – Class 3

Schedule 4

Registered Products

Variable Annuities:
Pacific Select Variable Annuity	Pacific One
Pacific One Select	Pacific Portfolios
Pacific Portfolios for Chase	Pacific Voyages
Pacific Value	Pacific Value Edge
Pacific Innovations	Pacific Innovations Select
Pacific Journey	Pacific Odyssey
Pacific Destinations	Pacific Destinations B
Pacific Destinations O-Series	Pacific Value Select
Pacific Journey Select	Pacific Choice Variable Annuity

Variable Life:
Pacific Select Exec	Pacific Select Exec II
Pacific Select Exec III	Pacific Select Exec IV
Pacific Select Exec V	Pacific Select Accumulator
M’s Versatile Product	M’s Versatile Product VI
M’s Versatile Product - Survivorship	M’s Versatile Product VII
M’s Versatile Product - Survivorship II	M’s Versatile Product VIII
Pacific Select Estate Preserver	Pacific Select Estate Preserver II
Pacific Select Estate Preserver III	Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V	Pacific Select Estate Preserver VI
Pacific Select Choice	Pacific Select Performer 500
Pacific Select Estate Maximizer	M’s Versatile Product VUL 10
M’s Versatile Product VUL 10 LTP	M’s Versatile Product VUL Survivorship 3
Pacific Select VUL	Pacific Select Survivorship VUL
Pacific Select Excel Survivorship VUL	M’s Versatile Product IX
Pacific Prime VUL

Schedule 5

Exempt Products

Not Applicable

Schedule 6

Contracts with Accredited Investors

Pacific COLI Rider	Pacific COLI
Pacific COLI II	Pacific COLI IV
Pacific COLI VI	Pacific COLI VIII
Pacific COLI X	Pacific COLI III (Qualified Investors)
Pacific COLI V (Qualified Investors)	Pacific COLI VII (Qualified Investors)
Magnastar (Qualified Investors)	Pacific COLI IX (Qualified Investors)
Pacific COLI XI (Qualified Investors)

Schedule 7

Accounts Excluded from the Definition of Investment Company

Name of Account:	Date of Establishment of Account:
Pacific COLI Separate Account	July 17, 1992
Pacific COLI Separate Account II	October 12, 1998
Pacific COLI Separate Account III	October 12, 1998
Pacific COLI Separate Account IV	July 8, 2008
Pacific COLI Separate Account V	July 8, 2008
Pacific COLI Separate Account VI	August 1, 2014
Pacific COLI Separate Account X	August 1, 2014
Pacific COLI Separate Account XI	August 1, 2014
Separate Account I	August 9, 2007